QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.3

THIRD AMENDMENT TO AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT

        This Amendment, dated as of March 31, 2005, is made by and between CIBER, INC., a Delaware corporation (the "Borrower"), and WELLS FARGO BANK, N.A. (the "Lender").

Recitals

        The Borrower and the Lender are parties to an Amended and Restated Credit and Security Agreement dated as of August 15, 2003, as amended by that certain First Amendment to Amended and Restated Credit and Security Agreement, dated as of March 31, 2004 and that certain Second Amendment to Amended and Restated Credit and Security Agreement, dated as of October 1, 2004 (as so amended, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

        The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

        1.     Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is hereby amended by adding or amending, as the case may be, the following definitions:

          "Maximum Line" means $75,000,000, which amount shall automatically be reduced to $65,000,000 on March 31, 2005, which amount shall automatically be reduced to $50,000,000 on September 30, 2005, unless said amount is reduced pursuant to Section 2.13, in which event it means such lower amount.

          "Security Event" means the occurrence of any of the following events (the occurrence of which shall be determined by the Lender in its good faith discretion): (i) the outstanding principal balance of the Revolving Note (as measured on the last day of each of two consecutive fiscal quarters) exceeds $40,000,000 for a period of two consecutive fiscal quarters (provided that (a) the fiscal quarter ending March 31, 2005 will not be included in any such calculation and (b) the fiscal quarter ending December 31, 2004 and the fiscal quarter ending June 30, 2005 shall be deemed to be two consecutive fiscal quarters for purposes of this calculation), (ii) at any time on or after March 31, 2005, the ratio of Total Funded Indebtedness divided by the Borrower's EBITDA, determined as at the end of each fiscal quarter, exceeds 4.00 to 1.00 or (iii) an Event of Default occurs.

        2.     Section 2.5(a)(i) is hereby amended to read in its entirety as follows:

          "(i) $15,000,000 less the L/C Amount, or"

        3.     No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

        4.     Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with the Acknowledgment and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each Guarantor, each in substance and form acceptable to the Lender in its sole discretion.

        5.     Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

          (a)   The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          (b)   The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c)   All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

        6.     References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

        7.     No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

        8.     Release. The Borrower, and each Guarantor by signing the Acknowledgment and Agreement of Guarantors set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

        9.     Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

        10.   Miscellaneous. This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[The remainder of this page intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK, N.A.		CIBER, INC.
By:	/s/ CATHERINE M. JONES	By:	/s/ DAVID G. DURHAM
Name:	Catherine M. Jones	Name:	David G. Durham
Its:	Vice President	Its:	Chief Financial Officer

QuickLinks

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT